Exhibit 99.1

Dolby Laboratories Reports Third Quarter Fiscal 2016 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--July 27, 2016--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the third quarter (Q3) of fiscal year 2016. For the third quarter, Dolby reported total revenue of $277.6 million, compared to $231.7 million for the third quarter of fiscal year 2015.

Third quarter GAAP net income was $63.6 million, or $0.62 per diluted share, compared to $35.5 million, or $0.34 per diluted share, for the third quarter of fiscal 2015. On a non-GAAP basis, third quarter net income was $78.3 million, or $0.76 per diluted share, compared to $51.4 million, or $0.49 per diluted share, for the third quarter of fiscal 2015. Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

"Q3 results were strong, and we continued to build momentum with our new initiatives," said Kevin Yeaman, President and CEO, Dolby Laboratories. "We opened our first Dolby Cinema locations in China, grew the number of Dolby Vision televisions in market, and added a new Dolby Voice partner."

Dividend

Today, Dolby announced a cash dividend of $0.12 per share of Class A and Class B common stock, payable on August 17, 2016, to stockholders of record as of the close of business on August 8, 2016.

Financial Outlook

Q4 2016

Dolby estimates that total revenue for the fourth quarter (Q4) of fiscal 2016 will range from $220 million to $230 million. Gross margin percentages are projected to range between approximately 88 percent and 89 percent on a GAAP basis and between 89 percent and 90 percent on a non-GAAP basis.

Dolby anticipates that operating expenses will be between $172 million and $175 million on a GAAP basis and between $154 million and $157 million on a non-GAAP basis.

Dolby estimates that diluted earnings per share will be between $0.16 and $0.22 on a GAAP basis and between $0.31 and $0.37 on a non-GAAP basis.

Dolby estimates that its fiscal Q4 2016 effective tax rate will be approximately 26 percent on both a GAAP and non-GAAP basis.

Fiscal Year 2016

Dolby anticipates that total revenue will range from $1.015 billion to $1.025 billion.

Dolby anticipates that operating expenses will be approximately $685 million on a GAAP basis and approximately $610 million on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Q3 fiscal 2016 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, July 27, 2016. Access to the teleconference will be available over the Internet from http://investor.dolby.com/events.cfm or by dialing 1-888-211-0226. International callers can access the conference call at 1-913-312-6667.

A replay of the call will be available from 5:00 p.m. PT on Wednesday, July 27, 2016, until 9:00 p.m. PT on Wednesday, August 3, 2016, by dialing 1-877-870-5176 (international callers can access the replay by dialing 1-858-384-5517) and entering the confirmation code 4803921. An archived version of the teleconference will also be available on the Dolby Laboratories website, http://investor.dolby.com/events.cfm.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures. These measures are adjusted to exclude amounts related to stock-based compensation, expense associated with dividend equivalents paid on restricted stock units, the amortization of intangibles from business combinations, restructuring charges, and the related tax impact of these items. Dolby presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures in order to assess the performance of Dolby's business for planning and forecasting in subsequent periods. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on Dolby's investor relations website at http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for Q4 2016 and fiscal 2016, our ability to advance our long-term objectives, and future quarterly dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the personal computer, DVD, Blu-ray Disc™, broadcast, consumer electronics, cinema, gaming, mobile, communications, and automobile markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows® 8 and Windows 10 devices and the rate of consumer adoption of Windows operating systems; risks that a shift from disc-based media to online media content could result in fewer devices with Dolby® technologies; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including back payments; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's accuracy of calculation of royalties due to its licensors; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D and Dolby's ability to successfully penetrate this market; Dolby's ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) creates audio, video, and voice technologies that transform entertainment and communications in mobile devices, at the cinema, at home, and at work. For more than 50 years, sight and sound experiences have become more vibrant, clear, and powerful in Dolby. For more information, please visit www.dolby.com.

Dolby, Dolby Voice, and the double-D symbol are registered trademarks of Dolby Laboratories. Dolby Cinema and Dolby Vision are trademarks of Dolby Laboratories. Blu-ray Disc is a trademark of Blu-ray Disc Association. Windows is a registered trademark of Microsoft Corporation. DLB-F

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	July 1,	June 26,	July 1,	June 26,
	2016	2015	2016	2015
Revenue:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Licensing	$253,026	$204,855	$713,491	$664,786
Products	20,638	22,596	65,510	58,844
Services	3,923	4,251	13,740	14,260
Total revenue	277,587	231,702	792,741	737,890

Cost of revenue:
Cost of licensing	6,620	1,347	19,851	8,615
Cost of products	14,098	20,027	47,114	50,848
Cost of services	3,903	3,506	11,795	9,976
Total cost of revenue	24,621	24,880	78,760	69,439

Gross margin	252,966	206,822	713,981	668,451

Operating expenses:
Research and development	54,977	45,508	160,393	150,703
Sales and marketing	74,234	70,782	220,503	204,740
General and administrative	42,570	45,587	129,130	135,956
Restructuring charges/(credits)	(10)	—	1,245	(39)
Total operating expenses	171,771	161,877	511,271	491,360

Operating income	81,195	44,945	202,710	177,091

Other income/expense:
Interest income	1,464	1,453	4,011	3,444
Interest expense	(26)	(69)	(88)	(115)
Other income/(expense), net	(849)	1,049	(1,542)	1,159
Total other income	589	2,433	2,381	4,488

Income before income taxes	81,784	47,378	205,091	181,579
Provision for income taxes	(18,017)	(11,522)	(42,768)	(45,254)
Net income including controlling interest	63,767	35,856	162,323	136,325
Less: net (income) attributable to controlling interest	(139)	(350)	(396)	(1,488)
Net income attributable to Dolby Laboratories, Inc.	$63,628	$35,506	$161,927	$134,837

Net Income Per Share:
Basic	$0.63	$0.35	$1.61	$1.32
Diluted	$0.62	$0.34	$1.59	$1.29
Weighted-Average Shares Outstanding:
Basic	100,533	102,670	100,578	102,494
Diluted	102,677	104,105	101,979	104,127

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	July 1,	September 25,
	2016	2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$599,991	$531,926
Restricted cash	5,673	2,936
Short-term investments	118,778	138,901
Accounts receivable, net	91,637	101,563
Inventories	18,544	13,872
Prepaid expenses and other current assets	37,306	32,031
Total current assets	871,929	821,229
Long-term investments	266,431	321,015
Property, plant and equipment, net	428,225	403,091
Intangible assets, net	222,868	127,507
Goodwill	309,020	307,708
Deferred taxes	149,633	143,279
Other non-current assets	15,247	9,464
Total assets	$2,263,353	$2,133,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,762	$20,710
Accrued liabilities	174,573	169,307
Income taxes payable	212	754
Deferred revenue	22,530	18,910
Total current liabilities	212,077	209,681
Long-term deferred revenue	34,903	30,581
Other non-current liabilities	76,053	77,024
Total liabilities	323,033	317,286

Stockholders’ equity:
Class A common stock	56	51
Class B common stock	46	51
Additional paid-in capital	15,380	17,571
Retained earnings	1,926,528	1,800,857
Accumulated other comprehensive (loss)	(10,205)	(11,462)
Total stockholders’ equity – Dolby Laboratories, Inc.	1,931,805	1,807,068
Controlling interest	8,515	8,939
Total stockholders’ equity	1,940,320	1,816,007
Total liabilities and stockholders’ equity	$2,263,353	$2,133,293

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year-To-Date Ended
	July 1,	June 26,
	2016	2015
Operating activities:	(unaudited)	(unaudited)
Net income including controlling interest	$162,323	$136,325
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,829	50,767
Stock-based compensation	51,473	50,822
Amortization of premium on investments	3,288	7,224
Excess tax benefit from exercise of stock options	(1,313)	(2,532)
Provision for doubtful accounts	1,133	(30)
Deferred income taxes	(5,838)	(15,088)
Other non-cash items affecting net income	306	1,928
Changes in operating assets and liabilities:
Accounts receivable	8,798	(9,317)
Inventories	(6,024)	5,238
Prepaid expenses and other assets	(11,075)	(6,179)
Accounts payable and other liabilities	10,808	(18,909)
Income taxes, net	(1,612)	18,290
Deferred revenue	8,052	7,158
Other non-current liabilities	(193)	420
Net cash provided by operating activities	283,955	226,117

Investing activities:
Purchase of investments	(247,680)	(357,096)
Proceeds from sales of investment securities	242,141	220,636
Proceeds from maturities of investment securities	77,668	117,545
Purchases of PP&E	(77,079)	(119,769)
Payments for business acquisitions, net of cash acquired	—	(93,516)
Purchase of intangible assets	(118,770)	(22,716)
Change in restricted cash	(2,737)	223
Net cash used in investing activities	(126,457)	(254,693)

Financing activities:
Proceeds from issuance of common stock	44,067	28,057
Repurchase of common stock	(84,854)	(47,956)
Payment of cash dividend	(36,256)	(30,744)
Distribution to controlling interest	(214)	(5,628)
Excess tax benefit from exercise of stock options	1,313	2,532
Shares repurchased for tax withholdings on vesting of restricted stock	(12,153)	(12,918)
Net cash used in financing activities	(88,097)	(66,657)

Effect of foreign exchange rate changes on cash and cash equivalents	(1,336)	(2,371)
Net increase/(decrease) in cash and cash equivalents	68,065	(97,604)
Cash and cash equivalents at beginning of period	531,926	568,472
Cash and cash equivalents at end of period	$599,991	$470,868

GAAP to Non-GAAP Reconciliations
(in millions, except per share data)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the third quarter of fiscal 2016 and third quarter of fiscal 2015:

Net income:	Fiscal Quarter Ended
	July 1,	June 26,
	2016	2015
GAAP net income	$63.6	$35.5
Stock-based compensation	16.0	16.3
RSU dividend equivalent	0.2	0.6
Amortization of acquired intangibles	3.8	4.1
Income tax adjustments	(5.3)	(5.1)
Non-GAAP net income	$78.3	$51.4

Diluted earnings per share:	Fiscal Quarter Ended
	July 1,	June 26,
	2016	2015
GAAP diluted earnings per share	$0.62	$0.34
Stock-based compensation	0.16	0.16
RSU dividend equivalent	—	0.01
Amortization of acquired intangibles	0.04	0.04
Income tax adjustments	(0.06)	(0.06)
Non-GAAP diluted earnings per share	$0.76	$0.49

Shares used in computing diluted earnings per share (in millions)	103	104

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the fourth quarter of fiscal 2016 and fiscal year 2016 included in this release:

Gross margin:	Q4 2016
GAAP gross margin (low - high end of range)	88% - 89%
Stock-based compensation	0.1%
Amortization of acquired intangibles	0.9%
Non-GAAP gross margin (low - high end of range)	89% - 90%

Operating expenses:	Q4 2016	Fiscal 2016
GAAP operating expenses (low - high end of range)	$172.0 - $175.0	$685.0
Stock-based compensation	(16.0)	(68.0)
RSU dividend equivalent	—	(1.0)
Amortization of acquired intangibles	(2.0)	(6.0)
Non-GAAP operating expenses (low - high end of range)	$154.0 - $157.0	$610.0

Diluted earnings per share:	Q4 2016
	Low	High
GAAP diluted earnings per share	$0.16	$0.22
Stock-based compensation	0.16	0.16
Amortization of acquired intangibles	0.04	0.04
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.31	$0.37

Shares used in computing diluted earnings per share (in millions)	103	103

CONTACT:
Investor Contact:
Dolby Laboratories
Elena Carr, 1-415-645-5583
investor@dolby.com
or
Media Contact:
Dolby Laboratories
Sean Durkin, 1-415-645-5176
sean.durkin@dolby.com